Exhibit 23.2




                  Consent of Independent Petroleum Engineers




    As independent petroleum engineers, we hereby consent to the incorporation by reference in the registration statements (No. 33-46959, No. 33-57348 and No. 333-34617) on Forms S-8, and the registration statements (No. 33-90296 and No. 333-11021) on Forms S-3 of Parallel Petroleum Corporation of our estimates of reserves, included in the Annual Report on Form 10-K of Parallel Petroleum Corporation for the fiscal year ended December 31, 1997, and to all references to our firm.



                                   /s/ JOE C. NEAL & ASSOCIATES


Midland, Texas
March 19, 1998